Exhibit 99.1

Phillips Edison-ARC Shopping Center REIT Inc. Reports Year End 2013 Results

CINCINNATI, OH, March 13, 2014 - Phillips Edison-ARC Shopping Center REIT Inc. (the “Company”), a publicly registered, non-traded REIT focused on the acquisition and management of well-occupied grocery-anchored neighborhood and community shopping centers, today announced its operating results for the three and 12 month periods ended December 31, 2013.

“We had a very active fourth quarter to cap off the strong growth for the Company in 2013,” said Jeff Edison, Chief Executive Officer of the Company, “We more than doubled the acquisitions velocity from third quarter by adding 25 grocery-anchored shopping centers to our portfolio. In addition, we closed an unsecured credit facility with potential capacity up to $600 million, and acquired the remaining 46% interest in 20 properties in which we previously owned a 54% interest through a joint venture with CBRE.”

Edison further noted that, “Our acquisitions team continued to excel at identifying properties that align with our strategy. The 25 acquisitions completed in the fourth quarter further diversified our portfolio by adding five new grocery anchor tenants and three new states, bringing the aggregate purchase price of our portfolio to $1.2 billion. We believe our prospective acquisition pipeline combined with our new unsecured credit facility will enable us to continue to take advantage of opportunities to grow and strengthen our portfolio. ”

Highlights from the three and 12 months ended December 31, 2013 include:

•
During the three months ended December 31, 2013, the Company acquired 25 grocery-anchored shopping centers totaling approximately 2.7 million square feet for an aggregate purchase price of approximately $367.2 million.

•
On December 18, 2013, the Company entered into an unsecured credit facility that provides aggregate revolving loan borrowings of up to $350 million. Through an accordion feature and subject to certain conditions, the Company may increase availability under the credit facility up to $600 million. As of December 31, 2013, the credit facility had no outstanding balance.

•	As of December 31, 2013, the Company reported leased portfolio occupancy of 94.7%.

•
On December 31, 2013, the Company acquired the 46% interest in a joint venture previously owned by affiliates of CBRE for a purchase price of $57.0 million. As a result, the Company now owns 100% of the 20 properties held by the joint venture.

•
The Company issued 67.9 million and 161.9 million shares of common stock during the three and 12 months ended December 31, 2013, respectively, including shares issued through the dividend reinvestment plan, generating gross proceeds of $673.2 million and $1.6 billion respectively. The Company issued 175.7 million shares of common stock, including 2.1 million shares issued through the dividend reinvestment plan, generating cash proceeds of $1.7 billion from inception through December 31, 2013. The Company terminated its primary offering on February 7, 2014. The Company continues to offer shares to its existing shareholders through its dividend reinvestment plan.

•	The Company generated a net loss of $12.4 million and MFFO of $29.0 million for the 12 months ended December 31, 2013 (see the reconciliation of net loss to MFFO below).
Subsequent Events:

•
Subsequent to the end of the quarter, the Company acquired 9 grocery-anchored shopping centers totaling 1,130,722 square feet for an aggregate purchase price of $203.9 million. The addition of these shopping centers increases the Company’s portfolio to interests in 92 shopping centers totaling 9.9 million square feet for an aggregate purchase price of $1.4 billion.

PORTFOLIO UPDATE:

As of December 31, 2013, the Company owned 83 properties, acquired from third parties unaffiliated with the Company or its external advisor and sub-advisor. The following table presents information regarding each of our properties as of December 31, 2013 (dollars in thousands).

Property Name	Location	Anchor	Date Acquired	Contract Purchase Price	Rentable Square Footage	Average Remaining Lease Term in Years	% Leased
Lakeside Plaza	Salem, VA	Kroger	12/10/2010	$8,750	82,798	4.3	100.0%
Snow View Plaza	Parma, OH	Giant Eagle	12/15/2010	12,300	100,460	5.6	97.0%
St. Charles Plaza	Haines City, FL	Publix	6/10/2011	10,100	65,000	9.8	92.6%
Centerpoint	Easley, SC	Publix	10/14/2011	6,850	72,287	9.3	96.7%
Southampton Village	Tyrone, GA	Publix	10/14/2011	8,350	77,956	7.6	96.2%
Burwood Village Center	Glen Burnie, MD	Food Lion	11/9/2011	16,600	105,834	6.0	100.0%
Cureton Town Center	Waxhaw, NC	Harris Teeter(2)	12/29/2011	13,950	84,357	9.3	100.0%
Tramway Crossing	Sanford, NC	Food Lion	2/23/2012	5,500	62,382	2.5	95.9%
Westin Centre	Fayetteville, NC	Food Lion	2/23/2012	6,050	66,890	2.1	97.0%
The Village at Glynn Place	Brunswick, GA	Publix	4/27/2012	11,350	111,924	6.5	96.2%
Meadowthorpe Shopping Center	Lexington, KY	Kroger	5/9/2012	8,550	87,384	3.2	95.7%
New Windsor Marketplace	Windsor, CO	King Soopers(2)	5/9/2012	5,550	95,877	6.3	93.2%
Vine Street Square	Kissimmee, FL	Walmart(3)	6/4/2012	13,650	120,699	5.5	97.3%
Northtowne Square	Gibsonia, PA	Giant Eagle	6/19/2012	10,575	113,372	7.3	100.0%
Brentwood Commons	Bensenville, IL	Dominick's(4)	7/5/2012	14,850	125,550	5.5	99.1%
Sidney Towne Center	Sidney, OH	Kroger	8/2/2012	4,300	118,360	5.2	100.0%
Broadway Plaza	Tucson, AZ	Sprouts	8/13/2012	12,675	83,612	4.6	96.8%
Richmond Plaza	Augusta, GA	Kroger	8/30/2012	19,500	178,167	4.3	89.5%
Publix at Northridge	Sarasota, FL	Publix	8/30/2012	11,500	65,320	8.5	89.9%
Baker Hill Center	Glen Ellyn, IL	Dominick's(4)	9/6/2012	21,600	135,355	4.1	95.8%
New Prague Commons	New Prague, MN	Coborn's	10/12/2012	10,150	59,948	7.3	100.0%
Brook Park Plaza	Brook Park, OH	Giant Eagle	10/23/2012	10,140	157,459	5.1	94.2%
Heron Creek Towne Center	North Port, FL	Publix	12/17/2012	8,650	64,664	5.5	92.5%
Quartz Hill Towne Centre	Lancaster, CA	Vons(4)	12/26/2012	20,970	110,306	3.6	94.6%
Hilfiker Square	Salem, OR	Trader Joe's	12/28/2012	8,000	38,558	7.3	100.0%
Village One Plaza	Modesto, CA	Raley's	12/28/2012	26,500	105,658	13.1	90.3%
Butler Creek	Acworth, GA	Kroger	1/15/2013	10,650	95,597	3.5	95.5%
Fairview Oaks	Ellenwood, GA	Kroger	1/15/2013	9,300	77,052	2.8	97.6%
Grassland Crossing	Alpharetta, GA	Kroger	1/15/2013	9,700	90,906	6.0	89.9%
Hamilton Ridge	Buford, GA	Kroger	1/15/2013	11,800	90,996	6.6	87.4%
Mableton Crossing	Mableton, GA	Kroger	1/15/2013	11,500	86,819	3.2	100.0%
The Shops at Westridge	McDonough, GA	Publix	1/15/2013	7,550	66,297	9.4	74.7%
Fairlawn Town Centre	Fairlawn, OH	Giant Eagle	1/30/2013	42,200	347,255	6.0	97.9%
Macland Pointe	Marietta, GA	Publix	2/13/2013	9,150	79,699	2.9	92.8%
Kleinwood Center	Spring, TX	H-E-B	3/21/2013	32,535	148,863	7.2	97.4%
Murray Landing	Irmo, SC	Publix	3/21/2013	9,920	64,359	7.0	100.0%
Vineyard Center	Tallahassee, FL	Publix	3/21/2013	6,760	62,821	8.1	84.7%
Lutz Lake Crossing	Lutz, FL	Publix	4/4/2013	9,800	64,986	6.5	98.3%
Publix at Seven Hills	Spring Hill, FL	Publix	4/4/2013	8,500	72,590	2.6	90.6%
Hartville Centre	Hartville, OH	Giant Eagle	4/23/2013	7,300	108,412	5.8	77.7%
Sunset Center	Corvallis, OR	Safeway	5/31/2013	24,900	164,796	5.6	95.4%
Savage Town Square	Savage, MN	Cub Foods(5)	6/19/2013	14,903	87,181	8.1	100.0%
Northcross	Austin, TX	Walmart(3)	6/24/2013	61,500	280,243	14.5	95.4%
Glenwood Crossing	Kenosha, WI	Pick 'n Save	6/27/2013	12,822	87,504	13.3	97.5%
Pavilions at San Mateo	Albuquerque, NM	Walmart(3)	6/27/2013	28,350	149,287	4.5	95.5%
Shiloh Square	Kennesaw, GA	Kroger	6/27/2013	14,500	139,720	3.9	80.4%
Boronda Plaza	Salinas, CA	Food 4 Less	7/3/2013	22,700	93,071	6.3	98.0%
Rivergate	Macon, GA	Publix	7/18/2013	32,354	207,567	5.8	84.0%
Westwoods Shopping Center	Arvada, CO	King Soopers(2)	8/8/2013	14,918	90,855	6.0	92.8%

Property Name	Location	Anchor	Date Acquired	Contract Purchase Price	Rentable Square Footage	Average Remaining Lease Term in Years	% Leased
Paradise Crossing	Lithia Springs, GA	Publix	8/13/2013	9000	67470	5.1	0.938
Contra Loma Plaza	Antioch, CA	Save Mart	8/19/2013	7,250	74,616	4.3	83.5%
South Oaks Plaza	St. Louis, MO	Shop 'n Save(5)	8/21/2013	9,500	112,300	10.7	100.0%
Yorktown Centre	Erie, PA	Giant Eagle	8/30/2013	21,400	196,728	4.6	100.0%
Stockbridge Commons	Fort Mill, SC	Harris Teeter(2)	9/3/2013	15,250	99,473	5.2	97.1%
Dyer Crossing	Dyer, IN	Jewel-Osco	9/4/2013	18,500	95,083	7.0	93.5%
East Burnside Plaza	Portland, OR	QFC(2)	9/12/2013	8,643	38,363	5.7	100.0%
Red Maple Village	Tracy, CA	Raley's	9/18/2013	31,140	97,591	10.6	100.0%
Crystal Beach Plaza	Palm Harbor, FL	Publix	9/25/2013	12,100	59,015	12.6	82.9%
CitiCentre Plaza	Carroll, IA	Hy-Vee	10/2/2013	3,750	63,518	3.5	87.7%
Duck Creek Plaza	Bettendorf, IA	Schnuck's	10/8/2013	19,700	134,229	5.8	95.6%
Cahill Plaza	Inver Grove Heights, MN	Cub Foods(5)	10/9/2013	8,350	69,000	2.4	96.0%
Pioneer Plaza	Springfield, OR	Safeway	10/18/2013	11,850	96,027	3.7	89.6%
Fresh Market	Normal, IL	The Fresh Market	10/22/2013	11,750	76,017	5.7	100.0%
Courthouse Marketplace	Virginia Beach, VA	Harris Teeter(2)	10/25/2013	16,050	106,863	8.1	87.0%
Hastings Marketplace	Hastings, MN	Cub Foods(5)	11/6/2013	15,875	97,535	7.2	100.0%
Shoppes of Paradise Lakes	Miami, FL	Publix	11/7/2013	13,450	83,597	4.6	88.0%
Coquina Plaza	Davie, FL	Publix	11/7/2013	23,200	91,120	3.6	100.0%
Butler's Crossing	Watkinsville, GA	Publix	11/7/2013	8,900	75,505	3.6	85.4%
Lakewood Plaza	Spring Hill, FL	Publix	11/7/2013	15,300	106,999	3.5	95.5%
Collington Plaza	Bowie, MD	Giant Foods	11/21/2013	30,146	121,955	7.0	100.0%
Golden Town Center	Golden, CO	King Soopers(2)	11/22/2013	19,015	117,882	4.2	89.1%
Northstar Marketplace	Ramsey, MN	Coborn's	11/27/2013	14,000	96,356	5.7	96.6%
Bear Creek Plaza	Petoskey, MI	Walmart(3)	12/19/2013	25,451	311,894	5.9	100.0%
Flag City Station	Findlay, OH	Walmart(3)	12/19/2013	15,661	245,549	4.0	99.3%
Southern Hills Crossing	Moraine, OH	Walmart(3)	12/19/2013	2,463	10,000	2.5	100.0%
Sulphur Grove	Huber Heights, OH	Walmart(3)	12/19/2013	2,914	20,900	2.6	100.0%
East Side Square	Springfield, OH	Walmart(3)	12/19/2013	1,471	8,400	3.7	100.0%
Hoke Crossing	Clayton, OH	Walmart(3)	12/19/2013	1,718	8,600	3.1	100.0%
Town & Country Shopping Center	Noblesville, IN	Walmart(3)	12/19/2013	26,049	249,833	4.8	100.0%
Sterling Pointe Center	Lincoln, CA	Raley's	12/20/2013	30,775	129,020	8.0	85.4%
Southgate Shopping Center	Des Moines, IA	Hy-Vee	12/20/2013	9,725	161,792	7.1	95.0%
Arcadia Plaza	Phoenix, AZ	Sprouts	12/30/2013	13,479	63,637	4.7	84.2%
Stop & Shop Plaza	Enfield, CT	Stop & Shop	12/30/2013	26,200	124,218	4.2	98.6%

(1)	The contract purchase price excludes closing costs and acquisition costs (in thousands).

(2)	King Soopers, Harris Teeter and QFC are affiliates of Kroger.

(3)
The anchor tenants of Vine Street Square and Pavilions at San Mateo are Walmart Neighborhood Markets. The anchor tenants of Northcross, Bear Creek Plaza, Flag City Station, and Town & Country Shopping Center are Walmart Supercenters. The anchor tenants of Southern Hills Crossing, Sulphur Grove, East Side Square, and Hoke Crossing are Walmart Supercenters; however, we do not own the portion of each of these shopping centers that is leased to a Walmart Supercenter.

(4)
Dominick's and Vons are affiliates of Safeway, Inc. The two locations leased by Dominick's have been vacated as of December 29, 2013; however, Dominick's continues to pay rent according to the terms of its leases.

(5)	Cub Foods and Shop 'n Save are affiliates of SUPERVALU Inc.

The terms and expirations of the Company’s operating leases vary. The leases frequently contain provisions for the extension of the lease agreement and other terms and conditions as negotiated. The Company retains substantially all the risks and benefits of ownership of the real estate assets leased to tenants. The weighted-average remaining lease term of grocery anchor tenants at the properties listed above was approximately 9 years as of December 31, 2013.

FINANCIAL UPDATE:

Funds from operations, or FFO, is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. The Company uses FFO as defined by the National Association of Real

Estate Investment Trusts (“NAREIT”) to be net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and non-controlling interests. The Company believes that FFO is helpful to its investors and its management as a measure of operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairment charges, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate and intangibles diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or are requested or required by lessees for operational purposes in order to maintain the value disclosed. Since real estate values have historically risen or fallen with market conditions, including inflation, changes in interest rates, the business cycle, unemployment and consumer spending, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, the Company’s management believes that the use of FFO, together with the required GAAP presentations, is helpful for its investors in understanding the Company’s performance. In particular, because GAAP impairment charges are not allowed to be reversed if the underlying fair values improve or because the timing of impairment charges may lag the onset of certain operating consequences, the Company believes FFO provides useful supplemental information related to current consequences, benefits and sustainability related to rental rate, occupancy and other core operating fundamentals. Additionally, the Company believes it is appropriate to exclude impairment charges from FFO, as these are fair value adjustments that are largely based on market fluctuations and assessments regarding general market conditions which can change over time.  Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses. In addition, FFO will be affected by the types of investments in the Company’s targeted portfolio which will consist primarily of, but is not limited to, necessity-based neighborhood and community shopping centers.

An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying or book value exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset.  Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. Although impairment charges are excluded from the calculation of FFO as described above, as impairments are based on estimated future undiscounted cash flows, investors are cautioned that the Company may not recover any impairment charges. FFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO.

Since FFO was promulgated, GAAP has expanded to include several new accounting pronouncements, such that management and many investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, the Company uses both FFO adjusted for acquisition expenses and modified funds from operations, or MFFO, as defined by the Investment Program Association (“IPA”). FFO adjusted for acquisition expenses excludes acquisition fees and expenses from FFO.  In addition to excluding acquisition fees and expenses, MFFO also excludes from FFO the following items:
(1)     straight-line rent amounts, both income and expense;
(2)     amortization of above- or below-market intangible lease assets and liabilities;
(3)     amortization of discounts and premiums on debt investments;
(4)     gains or losses from the early extinguishment of debt;

(5)     gains or losses on the extinguishment or sales of hedges, foreign exchange, securities and other derivatives holdings except where the trading of such instruments is a fundamental attribute of the Company’s operations;
(6)     gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting, including interest rate and foreign exchange derivatives;
(7)     gains or losses related to consolidation from, or deconsolidation to, equity accounting;
(8)     gains or losses related to contingent purchase price adjustments; and
(9)     adjustments related to the above items for unconsolidated entities in the application of equity accounting.

The Company believes that both FFO adjusted for acquisition expenses and MFFO are helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods and, in particular, after the Company’s offering and acquisition stages are complete, because both FFO adjusted for acquisition expenses and MFFO exclude acquisition expenses that affect property operations only in the period in which the property is acquired. Thus, FFO adjusted for acquisition expenses and MFFO provide helpful information relevant to evaluating the Company’s operating performance in periods in which there is no acquisition activity.

In evaluating investments in real estate, including both business combinations and investments accounted for under the equity method of accounting, management’s investment models and analyses differentiate costs to acquire the investment from the operations derived from the investment. Prior to 2009, acquisition costs for both of these types of investments were capitalized under GAAP; however, beginning in 2009, acquisition costs related to business combinations are expensed. The Company has funded, and intends to continue to fund, both of these acquisition-related costs from offering proceeds and generally not from operations. However, if offering proceeds are not available to fund these acquisition-related costs, operational cash flows may be used to fund future acquisition-related costs.  The Company believes by excluding expensed acquisition costs, FFO adjusted for acquisition expenses and MFFO provide useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of the Company’s properties. Acquisition fees and expenses include those paid to the Company’s advisor and sub-advisor or third parties.

As explained below, management’s evaluation of the Company’s operating performance excludes the additional items considered in the calculation of MFFO based on the following economic considerations. Many of the adjustments in arriving at MFFO are not applicable to the Company. Nevertheless, the Company explains below the reasons for each of the adjustments made in arriving at its MFFO definition.
      Adjustments for straight-line rents and amortization of discounts and premiums on debt investments. In the proper application of GAAP, rental receipts and discounts and premiums on debt investments are allocated to periods using various systematic methodologies. This application may result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance. The adjustment to MFFO for straight-line rents, in particular, is made to reflect rent and lease payments from a GAAP accrual basis to a cash basis.
      Adjustments for amortization of above- or below-market intangible lease assets. Similar to depreciation and amortization of other real estate related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes ratably over time and that these charges be recognized currently in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, management believes that by excluding these charges, MFFO provides useful supplemental information on the performance of the real estate.
      Gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting and gains or losses related to contingent purchase price adjustments. Each of these items relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding, which may not be directly attributable to current operating performance. As these gains or losses relate to underlying long-term assets and liabilities, management believes MFFO provides useful supplemental information by focusing on the changes in core operating fundamentals rather than changes that may reflect anticipated gains or losses.
      Adjustment for gains or losses related to early extinguishment of hedges, debt, consolidation or deconsolidation and contingent purchase price. Similar to extraordinary items excluded from FFO, these adjustments are not related to continuing operations. By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators.

By providing FFO adjusted for acquisition expenses and MFFO, the Company believes it is presenting useful information that also assists investors and analysts to better assess the sustainability (that is, the capacity to continue to be maintained) of its operating performance after its offering and acquisition stages are completed. The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. However, under GAAP, acquisition costs are characterized as operating expenses in determining operating net income (loss). These expenses are paid in cash by the Company, and therefore such funds will not be available to distribute to investors. FFO adjusted for acquisition expenses and MFFO are useful in comparing the sustainability of the Company’s operating performance after its offering and acquisition stages are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. However, investors are cautioned that FFO adjusted for acquisition expenses and MFFO should only be used to assess the sustainability of the Company’s operating performance after its offering and acquisition stages are completed, as both measures exclude acquisition costs that have a negative effect on operating performance during the periods in which properties are acquired.  All paid and accrued acquisition costs negatively impact operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase prices of the properties the Company acquires. Therefore, MFFO may not be an accurate indicator of the Company’s operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to that of non-listed REITs that have completed their acquisition activities and have similar operating characteristics as the Company. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of the Company’s business plan to generate operational income and cash flows in order to make distributions to investors. In the event that the Company does not have sufficient offering proceeds to fund the payment of acquisition fees and the reimbursement of acquisition expenses, the Company may still be obligated to pay acquisition fees and reimburse acquisition expenses to its advisor and sub-advisor and the advisor and sub-advisor will be under no obligation to reimburse these payments back to the Company.  As a result, such fees and expenses may need to be paid from other sources, including additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows. Acquisition costs also adversely affect the Company’s book value and equity.

The additional items that may be excluded from FFO to determine MFFO are cash flow adjustments made to net income in calculating the cash flows provided by operating activities.  Each of these items is considered an important overall operational factor that affects the Company’s long-term operational profitability.  These items and any other mark-to-market or fair value adjustments may be based on many factors, including current operational or individual property issues or general market or overall industry conditions.  Although the Company is responsible for managing interest rate, hedge and foreign exchange risk, it does retain an outside consultant to review its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the Company’s operations, management believes it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations.

Each of FFO, FFO adjusted for acquisition expenses, and MFFO should not be considered as an alternative to net income (loss), or income (loss) from continuing operations under GAAP, or as an indication of the Company’s liquidity, nor is any of these measures indicative of funds available to fund the Company’s cash needs, including its ability to fund distributions. In particular, as the Company is currently in the acquisition phase of its life cycle, acquisition-related costs and other adjustments that are increases to FFO adjusted for acquisition expenses and MFFO are, and may continue to be, a significant use of cash. MFFO has limitations as a performance measure in an offering such as the Company’s where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. Additionally, FFO adjusted for acquisition expenses, and MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate its business plan in the manner currently contemplated. Accordingly, FFO, FFO adjusted for acquisition expenses, and MFFO should be reviewed in connection with other GAAP measurements. FFO, FFO adjusted for acquisition expenses, and MFFO should not be viewed as more prominent measures of performance than the Company’s net income or cash flows from operations prepared in accordance with GAAP.  The Company’s FFO, FFO adjusted for acquisition expenses, and MFFO as presented may not be comparable to amounts calculated by other REITs.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the Company uses to calculate FFO adjusted for acquisition expenses or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry, and the Company may have to adjust its calculation and characterization of FFO, FFO adjusted for acquisition expenses or MFFO.

The following section presents the Company’s calculation of FFO, FFO adjusted for acquisition expenses, and MFFO and provides additional information related to its operations (in thousands, except per share amounts). As a result of the timing of the commencement of the Company’s initial public offering and its active real estate operations, FFO, FFO adjusted for acquisition expenses, and MFFO are not relevant to a discussion comparing operations for the periods presented.

FUNDS FROM OPERATIONS, FUNDS FROM OPERATIONS ADJUSTED FOR ACQUISITION EXPENSES, AND MODIFIED FUNDS FROM OPERATIONS
FOR THE PERIODS ENDED DECEMBER 31, 2013 AND 2012
(Unaudited)
(Amounts in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,		Cumulative Since Inception
	2013	2012	2013	2012
Calculation of Funds from Operations
Net loss attributable to Company stockholders	$(6,155)	$(1,247)	$(12,404)	$(3,346)	$(18,861)
Add:
Depreciation and amortization of real estate assets	10,633	3,015	30,512	8,094	40,187
Less:
Noncontrolling interest	(1,347)	(1,242)	(5,312)	(3,539)	(8,968)
Funds from operations (FFO)	$3,131	$526	$12,796	$1,209	$12,358

Calculation of FFO Adjusted for Acquisition Expenses
Fund from Operations	3,131	526	12,796	1,209	12,358
Add:
Acquisition expenses	9,139	1,565	18,772	3,981	24,971
Less:
Noncontrolling interest	(13)	(50)	(13)	(682)	(807)
FFO adjusted for acquisition expenses	$12,257	$2,041	$31,555	$4,508	$36,522

Calculation of Modified Funds from Operations
FFO adjusted for acquisition expenses	$12,257	$2,041	$31,555	$4,508	$36,522
Add:
Net amortization of above- and below-market leases	71	58	536	395	1,260
Less:
Straight-line rental income	(860)	(154)	(1,995)	(440)	(2,514)
Amortization of market debt adjustment	(405)	(153)	(1,235)	(235)	(1,470)
Change in fair value of derivative	(73)	—	(128)	—	(128)
Noncontrolling interest	55	68	249	67	304
Modified funds from operations (MFFO)	$11,045	$1,860	$28,982	$4,295	$33,974

Weighted-average common shares outstanding - basic and diluted	144,470,948	11,200,440	70,227,368	6,509,470	19,199,511
Net loss per share - basic and diluted	$(0.04)	$(0.11)	$(0.18)	$(0.51)	$(0.98)
FFO per share - basic and diluted	$0.02	$0.05	$0.18	$0.19	$0.64
FFO adjusted for acquisition expenses per share - basic and diluted	$0.08	$0.18	$0.45	$0.69	$1.90
MFFO per share - basic and diluted	$0.08	$0.17	$0.41	$0.66	$1.77

About Phillips Edison - ARC Shopping Center REIT Inc.
Phillips Edison-ARC Shopping Center REIT Inc. is a public non-traded REIT that seeks to acquire and manage well-occupied grocery-anchored neighborhood shopping centers having a mix of national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States. The Company is co-sponsored by two industry leaders: Phillips Edison & Company, who has acquired over $2.3 billion in shopping centers throughout the United States, and AR Capital, LLC, a real estate investment program sponsor dedicated to governance best practices. As of March 13, 2014 the Company owned and managed an institutional quality retail portfolio consisting of 92 grocery-anchored shopping centers totaling approximately 9.9 million square feet. For more information on the Company, please visit the website at www.phillipsedison-arc.com.
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